UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2013

GSE Holding, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35382	77-0619069
(Commission File Number)	(IRS Employer Identification No.)

19103 Gundle Road, Houston, TX	77073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (281) 443-8564

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 25, 2013 (the “Effective Date”), GSE Holding, Inc. (the “Company”) and certain subsidiaries of the Company entered into a Fifth Amendment to First Lien Credit Agreement with General Electric Capital Corporation, as agent and lender, and the other lenders party thereto (the “Fifth Amendment to First Lien Credit Agreement”), which further amends the Company’s existing First Lien Credit Agreement, dated as of May 27, 2011, as amended on October 18, 2011 and as further amended on September 19, 2011 and December 12, 2011 (as so amended, the “Existing First Lien Credit Agreement”) to, among other things, amend certain terms of the Existing First Lien Credit Agreement to provide more efficient capacity to move funds between foreign entities and clarify or correct certain other technical provisions in the agreement.

In the ordinary course of their respective businesses, certain of the lenders under the Fifth Amendment to First Lien Credit Agreement, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, trust advisory or other financial services for the Company and its affiliates.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2013
GSE HOLDING, INC.

/s/ Mark A. Whitney
	By:	Mark A. Whitney
	Title:	Vice President, General Counsel & Secretary